Exhibit 99.3

	Jan Historical	Alt-5 Historical	Pro Forma Adjustments [a]	Notes	Pro Forma Combined
Assets
Cash	$61	$6,155	$—		$6,216
Trade receivables, net	331	50	—		381
Digital assets and other receivables	—	12,437	—		12,437
Marketable securities	—	6	—		6
Prepaid expenses and other current assets	799	233	—		1,032
Total current assets	1,191	18,881	—		20,072
Property and equipment, net	—	—	—		—
Intangible assets - Soin, net	17,203	—	—		17,203
Marketable securities	180	—	—		180
Other intangible assets, net	4	—	—		4
Goodwill	—	—	21,684	b/c	21,684
Total assets	$18,578	$18,881	$21,684		$59,143
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$2,034	$418	$—		$2,452
Accrued liabilities	2,541	—	—		2,541
Due to Soin	2,900	—	—		2,900
Related party notes payable	600	—	—		600
Loans and other payables	—	3,869	—		3,869
Convertible debentures	—	1,686	—		1,686
Digital assets and other payables	—	18,592	—		18,592
Total current liabilities	8,075	24,565	—		32,640
Notes payable	1,806	—	—		1,806
Related party notes payable	504	—	—		504
Deferred taxes	564	—	—		564
Total liabilities	10,949	24,565	—		35,514
Commitments and contingencies
Mezzanine Equity
Convertible preferred stock - Series S	3,856	—	—		3,856
Stockholders’ equity:
Common stock	5	3	(3)	c	5
Series B convertible preferred stock	—	—	8,552	b	8,552
Series S convertible preferred stock	7,993	—	—		7,993
Paid-in capital	48,553	16,960	(9,512)	b/c	56,001
Accumulated and other comprehensive income	—	(2,914)	2,914	c	—
Accumulated deficit	(52,778)	(19,733)	19,733	c	(52,778)
Equity attributable to Live stockholders	3,773	(5,684)	21,684		19,773
Non-controlling interest		—	—		—
Total stockholders’ equity	$3,773	$(5,684)	$21,684		$19,773
Total liabilities and stockholders’ equity	$18,578	$18,881	$21,684		$59,143

a The Alt-5 closing balance sheet has not yet been valued in accordance with ASC 805, nor have existing leases under the guidance of ASC 842 been added. Consequently, additional adjustments will be required upon completion of the valuation.

b Record $16.0 million (consideration) in common and Series B convertible preferred stock as goodwill.

c Reverses equity of Alt-5 and offsets against goodwill.

	Jan Historical	Alt-5 Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$—	$11,972	$—		$11,972
Cost of revenues	—	—	—		—
Gross profit	—	11,972	—		11,972

Operating expenses:
Sales, general and administrative expenses	4,746	8,084	—		12,830
Impairment expense	15,100	—	—		15,100
Total operating expenses	19,846	8,084	—		27,930
Operating (loss) income	(19,846)	3,888	—		(15,958)
Other (expense) income:
Interest income (expense), net	2,250	(654)	—		1,596
Unrealized loss on marketable securities	(926)	—	—		(926)
Fair value adjustment on digitals assets and other payables	—	(446)	—
Foreign exchange loss	—	(20)	—		(20)
Other income	998	591	—		1,589
Total other income, net	2,322	(529)	—		2,239
(Loss) income before provision for income taxes	(17,524)	3,359	—		(13,719)
Income tax benefit	(429)	—	—		(429)
Net (loss) income from continuing operations	(17,095)	3,359	—		(13,290)
Income from discontinued operations	10,254	—	—		10,254
Income tax provision for discontinued operations	971	—	—
Net income from discontinued operations	9,283	—	—		10,254
Net (loss) income	$(7,812)	$3,359	$—		$(3,036)

Income (loss) per share:
Net loss per share from continuing operations, basic and diluted	$(4.27)				$(3.32)
Net income per share from discontinued operations, basic	$2.32				$2.56
Net income per share from discontinued operations, diluted	$2.09				$2.31
Net loss per share, basic and diluted	$(1.95)				$(0.76)

Weighted average common shares outstanding:
Basic	4,005,334				4,005,334
Diluted	4,444,361				4,444,361

	Jan Historical	Alt-5 Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$—	$3,563	$—		$3,563
Cost of revenues	—	—	—		—
Gross profit	—	3,563	—		3,563

Operating expenses:
Sales, general and administrative expenses	1,806	2,322	—		4,128
Total operating expenses	1,806	2,322	—		4,128
Operating (loss) income	(1,806)	1,241	—		(565)
Other expense:
Interest expense, net	(252)	(213)	—		(465)
Unrealized loss on marketable securities	(190)	—	—		(190)
Fair value adjustment on digitals assets and other payables	—	(1,163)			(1,163)
Foreign exchange loss	—	—	—		—
Other income	29	—	—		29
Total other expense, net	(413)	(1,376)	—		(1,789)
Loss before provision for income taxes	(2,219)	(135)	—		(2,354)
Income tax benefit	(75)	—	—		(75)
Net loss	$(2,144)	$(135)	$—		$(2,279)

Income (loss) per share:
Net loss per share, basic and diluted	$(0.34)				$(0.36)

Weighted average common shares outstanding:
Basic	6,308,331				6,308,331
Diluted	6,308,331				6,308,331